UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2007
STEWART & STEVENSON LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-140441	20-3974034
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1000 Louisiana St., Suite 5900, Houston, TX	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 751-2700
None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stewart & Stevenson LLC (“Stewart & Stevenson”) announced today the appointment of Ron E. Whitter as its Chief Accounting Officer. Mr. Whitter’s appointment was effective as of July 30, 2007, when he commenced employment with Stewart & Stevenson.
     Mr. Whitter, 45, is a Certified Public Accountant and has held various accounting and financial positions with Oil States International, Norfolk Energy, and Transco Energy during his 22 year career. Prior to joining Stewart & Stevenson, Mr. Whitter served for over seven years as Chief Financial Officer of Warrior Energy Services Corporation, a publicly traded oilfield service company based in Columbus, Mississippi.
     Mr. Whitter has not engaged in, and is not otherwise connected to, any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.
     A copy of the press release announcing Mr. Whitter’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press release dated August 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Stewart & Stevenson LLC
Date: August 1, 2007

By:	/s/ Jeffery W. Merecka

Name:	Jeffery W. Merecka
Title:	Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated August 1, 2007.